CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated November 20, 2023, relating to the financial statements of Elements Ventures Group Inc. as of August 31, 2023 and August 31, 2022 and the period from January 31, 2022 (Inception) through August 31, 2022 and the year ended August 41, 2023 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

April 25, 2024